UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2018

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, 10th Floor, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Comcast Cable Communications Management, LLC, an affiliate of Comcast Corporation (“Comcast”), under a multi-year Master Subscriber Management System Agreement (the “Agreement”) that runs through June 30, 2019.  For the third quarter of 2018, CSG generated approximately 26% of its total revenues from Comcast.

On November 30, 2018, Comcast exercised the first of their two one-year renewal options extending the term of the Agreement through June 30, 2020.  Terms of the extension remain consistent with the financial terms and obligations under the Agreement.  Additionally, under the terms of the Agreement, Comcast has the right to exercise an additional one-year renewal option no later than January 1, 2020, to extend the term of the Agreement through June 30, 2021.

A copy of the Agreement and related amendments, with confidential information redacted, is on file with the SEC.

Item 7.01  Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure).  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On December 3, 2018, CSG issued a press release announcing that it had extended its relationship with Comcast. A copy of such press release is attached to this Form 8-K as Exhibit 99.1.  Exhibit 99.1 and Item 1.01 of this Form 8-K are incorporated into this section by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

99.1Press release of CSG Systems International, Inc. dated December 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2018

CSG SYSTEMS INTERNATIONAL, INC.
By:	/s/ Rolland B. Johns
Rolland B. Johns
Chief Financial Officer